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                         Omagine Inc.
                         ____________

                       Corporate Update
                       ________________

NEW YORK, November 20, 2008 - In a continuing effort to keep its shareholders and the investment community fully informed, Omagine, Inc. (OTC BB: OMAG.OB) (the "Company") is providing the following update information regarding the status of its proposed Omagine Project in Oman:

The Omagine Project will be located on over 245 acres of prime beach front property just minutes from Muscat International Airport and downtown Muscat. It is an elegant and sophisticated blending of entertainment, hospitality, cultural, retail and residential components. Omagine's jewel-like architecture will mark the place and set new standards. The Project is set in an incomparable location and includes retail, hotel, commercial offices and several million square feet of distinctive residences for sale.

The Company's majority owned Omani subsidiary, Omagine SAOC (the
"Project Company") will design, develop, build, own and operate the planned $1.5 billion plus Omagine tourism project in the Sultanate of Oman.

The Company will own 50.5% of the Project Company and has arranged - for an aggregate of $110 million U.S. Dollars - several minority equity interest sales totaling 49.5% of the Project Company to: Consolidated Contractors International Company, SA, a $5 billion international company and the general contractor for the Omagine Project ("CCC") and to several prominent Omani citizens and entities including the office of Royal Court Affairs ("RCA") which represents the personal interests of His Majesty Sultan Qaboos bin Said, the ruler of Oman.

Omagine's president, Frank Drohan remarked: "We are gratified by the continued strong support of the Royal Court, CCC and our local Omani partners. These strong strategic investor partners will serve the Project Company well in these unsettled financial and economic times. Of course, nothing bodes more favorably for the success of Omagine than the incomparable location of the project site. This location combined with our solid base of capital, our highly experienced development partners and our
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sophisticated U.S. led project management team all tend to
reduce risk. Even in the oil rich Gulf these days, banks providing project finance will be looking at such elements more carefully and we are extremely well positioned in all regards. We expect the Development Agreement to be signed with the Government of Oman in the next few weeks and believe the timing is actually quite fortunate for the Omagine project since it is expected that it will take 6 or more months for the banking crisis to ease - which will be just around the time we and our proposed financial advisor - Bank Muscat - will be looking to close the project financing for Omagine".

As presently planned the Company will be the majority shareholder (50.5%) of the Project Company which is projected to generate in excess of $600 million in positive cash flow over the 5 years after its inception. The financial results of the Project Company will be consolidated with the financial results of OMAG to reflect such 50.5% majority percentage ownership by OMAG. Subsequent to the signing of the Development Agreement and collection of the Project Company's capital contributions, it is expected therefore that OMAG will - on a consolidated basis - experience an increase in net worth of approximately USD $55 million as a result of the approximately USD $110 Million capitalization of the Project Company. The Project Company's capital as well as its bank borrowings will be utilized by it to develop the Omagine Project and its ongoing financial results will continue to be consolidated with the Company's results.

It is the opinion of OMAG management that it would be difficult to find higher quality shareholders for the Project Company than the Royal Court, CCC and our local Omani partners. There is at any rate no shortage of qualified and willing investors in Oman and its surrounding countries (the "Gulf Region") who are ready willing and able to invest in the Project Company on terms very financially favorable to the Project Company. Indeed, management has already declined several offers from such investors including leading financial institutions as management now believes that sufficient capital has been arranged for the Project Company. Management believes that since Omagine is such a high profile project in Oman and since financial resources remain extremely high in the Gulf Region, that money simply isn't an issue. Given this situation management focused on securing investor shareholders for the Project Company that bring more qualities to the Project Company than simply money - qualities like superior knowledge of the local market;
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exceptional skills and the ability to execute.

The Company recently reported that "No adverse developments have occurred since the last corporate update to shareholders and the delays in signing the Development Agreement are viewed strictly as normal bureaucratic process." The Company continues to believe this statement to be accurate as there are no issues outstanding and all parties are desirous of signing the Development Agreement as soon as possible. A more complete description of the Company's activities and status can be obtained by reviewing the Company's regular quarterly and annual reports filed with the Securities and Exchange Commission. The Company presently expects that the Development Agreement will be signed within the next several weeks but the date of such signing is entirely in the hands of the Government.

Drohan went on to say: "When completed in four or five years, Omagine will be the destination in Oman for tourists, business travelers and the local population and will play a major role in the Sultanate's burgeoning tourism sector. In these perilous financial times most stock market investors have experienced severe losses to their portfolios. The Company's common stock has remained remarkably stable since the inception of the worldwide financial crisis in September and, in management's opinion and assuming the near-certainty of the closing of the Development Agreement, represents an extremely astounding upside opportunity for our shareholders. We shall continue to do our utmost to finalize the Development Agreement in order to realize this upside for all our shareholders".

About Omagine, Inc.
-------------------

Omagine, Inc. is primarily involved in the real-estate development, entertainment and hospitality industries in the Middle East and North Africa. The Company's majority owned Omani subsidiary - Omagine SAOC - will design, develop, build, own and operate the planned $1.5 billion plus Omagine tourism project in the Sultanate of Oman. In addition to the Omagine project, the Company has been holding serious discussions with Government officials and business people in other countries in the Gulf Region and in Libya about similar projects and other business opportunities. Libya is a country rich in oil and natural gas resources with 1,000 miles of Mediterranean coastline and some of the most ancient Greek & Roman ruins in the world. Libya is just now emerging from years of international sanctions and is
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widely projected in the world press to be at the cusp of
explosive growth. Mr. Drohan and other Omagine shareholders have extensive experience and long standing contacts in Libya and the Gulf Region.

Forward-Looking Statements
--------------------------
Some of the information contained in this Press Release may constitute forward-looking statements or statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and projections about future events. The words "opinion", "estimate", "plan", "intend", "expect", "anticipate" and similar expressions are intended to identify forward-looking statements which involve, and are subject to, known and unknown risks and uncertainties, including without limitation the signing of the Development Agreement with the Government of Oman, and other factors which could cause the Company's actual results, financial or operating performance or achievements to differ from future results, financial or operating performance, or achievements expressed or implied by such forward-looking statements. Projections and assumptions contained and expressed herein were reasonably based on information available to the Company at the time so furnished and as of the date of this Press Release. All such projections and assumptions are subject to significant uncertainties and contingencies, many of which are beyond the Company's control and no assurance can be given that the projections will be realized. Potential investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

For further details on the Omagine Project:
http://www.omagine.com.

Investors are encouraged to visit Omagine's Investor Relations
Hub at: http://www.agoracom.com/IR/Omagine or contact
OMAG@agoracom.com where they may join the investor e-mail list and/or request receipt of all future press releases and updates in real time.



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Contact:
          Omagine, Inc.
          Corporate Inquiries
          (212) 563-4141

          AGORACOM Investor Relations
          Investor Relations
          OMAG@Agoracom.com
          www.agoracom.com/ir/omagine
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Source: Omagine, Inc.